Exhibit 99.1

Contact:	NEWS RELEASE
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Steve Calk
FTI Consulting
212-850-5611
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Century 21 Department Store Heather Feinmel Public Relations Director 212-227-9092 x2431 Hfeinmel@C21Stores.com

ICONIC OFF-PRICE FASHION RETAILER CENTURY 21 DEPARTMENT STORE
AND ALLIANCE DATA PARTNER TO LAUNCH NEW CREDIT CARD PROGRAM

PLANO, TX – Sept. 22, 2016 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio-based card services business, a premier provider of branded private label, co-brand and commercial credit programs, has signed a new long-term agreement to provide private label credit card services for Century 21 Department Store (www.C21stores.com). Based in New York City, Century 21 Department Store is a family-owned retail establishment operating 10 stores in the New York metro area and Pennsylvania, offering designer brands for men, women and children's apparel, footwear, outerwear, lingerie and accessories. Century 21 was ranked the No. 1 discount clothing store in New York City by Zagat, and has previously earned the "Retailer of the Year" designation from the Manhattan Chamber of Commerce.

This will be the first private label credit card for Century 21. Alliance Data and Century 21 collaborated to develop a value proposition that puts the customer experience first, deepening engagement through customized rewards and benefits designed to drive brand loyalty. A key driver of the program will be accelerating the rewards earned through the existing multi-tender C21STATUS rewards program, in which customers are rewarded with exclusive benefits.

"For more than 50 years, Century 21 has delivered designer brands at amazing prices, and we believe the new credit card partnership with Alliance Data will further strengthen our relationship with our customers by enhancing experiences during their shopping journey," said Mel Tucker, Chief Financial Officer at Century 21 Department Store. "Alliance Data's culture and customer-first approach align well with the dynamics of our company. We are confident the program will be a key driver of incremental and top-line sales, and will enhance our already popular C21STATUS rewards program, giving customers more reasons to shop with us, more often."

To acquire new cardmembers, Century 21 will capitalize on a robust collection of Alliance Data capabilities, including in-store kiosks, tablet technology and integrated web-based offerings. Alliance Data will also combine its best-in-class proprietary data assets and lifecycle marketing approach with a brand-immersive mobile and digital experience. This integrated strategy will deliver personalized messages in moments that matter, delivering value to Century 21 cardmembers and generating incremental sales for the brand.

"Alliance Data is honored by the opportunity to partner with Century 21 Department Store, a brand that is focused on building strong relationships with its customers and understanding how they like to shop and be rewarded," said Melisa Miller, president of Alliance Data's card services business. "We look forward to collaborating closely with this iconic retail pioneer to help drive long-term loyalty, grow sales and further drive brand affinity."

Alliance Data's Epsilon® business also provides marketing data services to Century 21, including new customer acquisition modeling for permission-based email and direct mail campaigns. The private label credit card program launches today in the Philadelphia store and will continue to rollout to all locations through the beginning of October.

About Century 21 Department Store: Delivering Value to Live Better
Century 21 Department Store, a New York City icon for more than 50 years, is legendary for its exceptional offering of designer brands at amazing prices. Century 21 remains a leader in high-end off-price fashion retail, offering men's, women's and children's apparel, footwear, outerwear, lingerie and accessories, along with beauty and home goods at select stores and online at C21Stores.com. The retailer is headquartered in Downtown Manhattan with 10 stores total. Locations in New York include Lincoln Square, Brooklyn, Queens and Long Island. There are three stores in New Jersey: Paramus, Morristown and Elizabeth. Century 21 Department Store opened its first store outside of the New York Metro area in Philadelphia, Pennsylvania and continues to expand in new markets. Coming Fall 2016, Century 21 Department Store will open two more locations; first in City Point in Brooklyn, NY followed by an opening in Sawgrass Mills in Sunrise, Florida. For more information, follow Century 21 Department Store on facebook.com/century21stores and @Century21stores on Twitter and Instagram.

About Alliance Data's card services business
Alliance Data's card services business is a leading provider of tailored marketing and loyalty solutions, delivered through branded credit programs that drive more profitable relationships between our brand partners and their cardmembers. We offer private label, co-brand, and commercial products to many of the world's most recognizable brands across a multitude of channels.

We uphold our Know more. Sell more.® promise by leveraging unmatched customer insights, advanced analytics, and broad-reaching innovative capabilities. It's how we deliver increased sales to our partners, build enduring loyalty to their brands, and provide more value to our cardmembers. Alliance Data's card services business is a proud part of the Alliance Data enterprise. To learn more, visit www.knowmoresellmore.com or follow us on Twitter @Know_SellMore.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 16,000 associates at approximately 100 locations worldwide.
Alliance Data's Card Services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.
Follow Alliance Data on Twitter, Facebook, LinkedIn and YouTube.
Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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